Exhibit (10)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the use of our reports dated September 28, 2018, with respect to the financial statements of PACE Government Money Market Investments, PACE Mortgage-Backed Securities Fixed Income Investments, PACE Intermediate Fixed Income Investments, PACE Strategic Fixed Income Investments, PACE Municipal Fixed Income Investments, PACE Global Fixed Income Investments, PACE High Yield Investments, PACE Large Co Value Equity Investments, PACE Large Co Growth Equity Investments, PACE Small/Medium Co Value Equity Investments, PACE Small/Medium Co Growth Equity Investments, PACE International Equity Investments, PACE International Emerging Markets Equity Investments, PACE Global Real Estate Securities Investments and PACE Alternative Strategies Investments for the year ended July 31, 2018, which are incorporated by reference in Post-Effective Amendment No. 52 to the Registration Statement (Form N-1A No. 33-87254) of PACE Select Advisors Trust.

/s/ Ernst & Young LLP

New York, New York

November 27, 2018